Exhibit 16




August 30, 2005



Office of the Chief Accountant
Securities and Exchange Commission
450 Fifth Street, N.W.
Washington, D.C. 20549

Dear Sir or Madam:

We have read the statements about our firm included under Item 4(a) in the current report on Form 8-K/A, dated August 4, 2005, of Savoy Resources filed with the Securities and Exchange Commission and are in agreement with the statements contained therein.

Yours truly,


/s/ Dale Matheson Carr-Hilton LaBonte
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DALE MATHESON CARR-HILTON LABONTE
Chartered Accountants